SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2010

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

____________________________________________________

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Extensions

On January 6, 2010, Lexington Realty Trust (the "Trust") entered into separate amendments to the Employment Agreements (each an "Amendment" and collectively, the "Amendments") with each of E. Robert Roskind, the Trust’s Chairman, T. Wilson Eglin, the Trust’s Chief Executive Officer, President and Chief Operating Officer, Richard J. Rouse, the Trust’s Vice Chairman and Chief Investment Officer, and Patrick Carroll, the Trust’s Executive Vice President, Chief Financial Officer and Treasurer (collectively, the "Executives"). The Amendments amend the employment agreements of each of the Executives to extend the expiration of the current term from July 5, 2010 to July 15, 2010, so that the Trust has additional time to negotiate the terms of any renewal or new employment agreements with the Executives.

Attached as Exhibit 10.1 to this Current Report on Form 8-K is a copy of the form of Amendment. The description of the Amendments does not purport to be complete and is qualified in their entirety by reference to the copy attached as an exhibit.

Executive Compensation

On January 8, 2010, the Compensation Committee, after consultation with FPL Associates L.P., an independent compensation consultant, granted the following annual incentive awards to the Executives:

Name and Title	2009 Annual Incentive Award(1)	2008 Annual Incentive Award(2)	Decrease from 2008 Annual Incentive Award	Percentage Decrease from 2008 Annual Incentive Award
T. Wilson Eglin	$ 275,000	$700,000	$425,000	60.7%
Patrick Carroll	$ 187,500	$510,000	$322,500	63.2%
E. Robert Roskind	$ 220,000	$440,000	$220,000	50.0%
Richard J. Rouse	$ 195,000	$460,000	$265,000	57.6%
__________
(1)     100% in cash.
(2)     50% in cash and 50% in performance based non-vested shares.

A portion of the annual incentive award equal to one twenty-fourth of the executive’s base salary was paid in cash on December 15, 2009 pursuant to existing company practice. The remainder of the annual incentive award is payable in cash on January 15, 2010.

In addition to the annual incentive awards, the Compensation Committee granted long-term incentive awards under the Lexington Realty Trust 2007 Equity-Based Award Plan consisting of options to purchase common shares of the Trust, as follows:

Name and Title	Number of Common Shares Underlying 2010 Share Option Award	Number of Common Shares Underlying Previously Granted 2009 Share Option Award(1)	Percentage Decrease from 2009 Share Option Awards

T. Wilson Eglin	330,000	467,500	29.4%
Patrick Carroll	165,000	233,800	29.4%
E. Robert Roskind	200,000	289,900	31.0%
Richard J. Rouse	180,000	233,800	23.0%
__________
(1)  Subject to performance based vesting.

The share option awards (1) have an exercise price of $6.39 per share (the closing price of a common share of the Trust on the New York Stock Exchange on January 8, 2010, which was the grant date); and (2) vest 20% on December 31, 2010, 20% on December 31, 2011, 20% on December 31, 2012, 20% on December 31, 2013 and 20% on December 31, 2014; (4) terminate on the earlier of (x) six months of termination of service with the Trust and (y) December 31, 2019.

The share option award granted to each executive is governed by a share option agreement. The form of share option agreement is filed as Exhibit 10.2 to this Current Report. This Current Report describes certain terms of these non-vested share agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Third Amendment to Employment Agreements with each of E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse and Patrick Carroll

10.2	Form of 2010 Share Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 11, 2010	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Form of Third Amendment to Employment Agreements with each of E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse and Patrick Carroll

10.2	Form of 2010 Share Option Award Agreement